Exhibit 10.18

FIRST AMENDMENT

TO THE

SEARS HOLDINGS CORPORATION

2007 EXECUTIVE LONG-TERM INCENTIVE PROGRAM (LTIP)

WHEREAS, Sears Holdings Corporation (“Company”) maintains the Sears Holdings Corporation 2007 Executive Long Term Incentive Plan (“LTIP”), which is established under, and constitutes a part of, the Sears Holdings Corporation Umbrella Incentive Program (the “UIP”), which plan is also maintained by the Company;

WHEREAS, the UIP provides that the Compensation Committee of the Board of Directors of the Company (the “Committee”) may make an Award under the UIP to an Eligible Employee (as defined in the UIP), or from time to time may establish under the UIP annual and long term incentive plans for specific performance periods for specified groups of Eligible Employees, and make Awards under such plans, consistent with the terms of the UIP;

WHEREAS, Section 3.1 of the UIP, as amended by the First Amendment thereto, provides that an Award granted under the UIP may be in the form of a “Cash Incentive Award” or a “Stock Award.” A Cash Incentive Award is a grant of a right to receive a payment of cash (or in the discretion of the Committee, shares of Stock (as defined in the LTIP having a Fair Market Value (as defined in the LTIP, as of the date of payment, equivalent to the cash otherwise payable ) that is contingent upon the achievement of performance goals for the applicable performance period, as established by the Committee; Section 3.1 provides that a Stock Award is a grant of shares of Stock, which grant shall be subject to a substantial risk of forfeiture or other restrictions that will lapse upon the achievement of the performance goals for the applicable performance period, as established by the Committee;

WHEREAS, Section 3.1 of the LTIP provides for the issuance of “Target Incentive Awards” that consist of “Stock Awards” as defined under the First Amendment to the UIP and the Committee has granted Target Incentive Awards under the LTIP;

WHEREAS, the Committee has reserved under the LTIP, the authority to amend the LTIP and the terms of any Award thereunder; and

WHEREAS, the Committee, by a resolution dated March 12, 2009, approved this amendment and the delegation of authority to finalize and execute this First Amendment to the Senior Vice President, Human Resources, General Counsel and Corporate Secretary.

NOW, THEREFORE, pursuant to the authority reserved to the Committee under Section 8 of the LTIP and delegated as described immediately above, the LTIP is hereby amended in the following respects, effective as of March 12, 2009 (“Effective Date”):

1. Section 1 is amended by adding a new Section 1.3 to the LTIP to read as follows:

“1.3. Changes to Awards. As of the Effective Date of the First Amendment to the LTIP, each Award previously granted under the LTIP (referred to as an “original Stock Award”) shall be converted from a Stock Award to a Target Cash Incentive

First Amendment

Award or Cash Incentive Award, as the context may require, and as described in Section 3.1, below, as amended by the First Amendment to the LTIP (a “substituted Award”), which shall be satisfied through cash payments, subject to Section 6.6, as amended by the First Amendment. Each such Target Cash Incentive Award shall consist of a number of “Units” (as defined in Section 3.1 below) equal to the number of shares of Stock covered by the original Stock Award to which it corresponds. “Stock” shall refer to the Company’s common stock. It is intended that the amount distributed, if any, in connection with a substituted Award shall be identical to the amount, if any, that would have been distributed under the corresponding original Stock Award had the First Amendment not been adopted, provided that such substituted Award shall be satisfied by distribution in the form of cash payments, subject to Section 6.6. For all purposes of the LTIP, including without limitation those of Section 3.1, the date of grant of each such substituted Award shall be deemed to be the date of grant of the original Stock Award to which it corresponds. It is intended that the Performance Period, Target LTIP EBITDA, the Award Multiple, the limitations on individual Awards, and the definition of EBITDA and all other economic terms and conditions of the LTIP remain identical for substituted Awards as for the original Stock Awards. Each outstanding original Stock Award shall forfeit in its entirety as of the Effective Date of the First Amendment and each Award Agreement entered into with respect to a Stock Award shall be amended to reflect the terms of the First Amendment.”

2. Section 3 is hereby amended as follows:

(a) To add a new sentence at the end of the introductory text of Section 3.1 (immediately prior to subsection (a)) to read as follows:

“Notwithstanding the foregoing as of the Effective Date of the First Amendment to the LTIP, the Target Incentive Awards referred to herein shall be known as Target Cash Incentive Awards.”

(b) Subsections (a) and (b) are hereby deleted in their entirety and new subsections (a) and (b) are inserted, as of the Effective Date of the First Amendment, to the LTIP to read as follows:

“(a) A “Target Cash Incentive Award” shall consist of a grant of a specified number of “Units” (as defined herein) assigned to a Participant, and shall constitute a commitment by the Company to distribute, at the time specified in, and in accordance with the provisions of, Section 4 below, as applicable, an amount equal to (i) the number of the Participant’s Units, multiplied by (ii) the applicable Award Multiple set forth in Section 3.4, multiplied by (iii) the Fair Market Value of a share of Stock on the business day immediately preceding the date of distribution or, if the Stock is not traded on that date, on the next preceding date on which the Stock was traded, subject to approval of the final Award amount by the Committee and to the provisions of Section 6.3 (the “Cash Incentive Award”). The number of Units granted to a Participant under a Target Cash Incentive Award shall be the quotient of (1) and (2), where (1) is an amount equal to two times an assigned percentage of the Participant’s rate of pay at the time that the Award is granted, and (2) is the Fair Market Value of a share of Stock as of the date of grant.

First Amendment

(b) A “Cash Incentive Award” shall generally be satisfied by a distribution in cash to the Participant, provided, however, that, at the discretion of the Committee, the Company may elect, by such deadline as specified under uniform and nondiscriminatory rules established by the Committee, to satisfy such Cash Incentive Award by payment of shares of Stock in lieu of cash, or a combination of cash and shares of Stock. The number of shares of Stock shall be equal to (i) the dollar amount of the Cash Incentive Award (or portion thereof) that would otherwise be paid in cash, divided by (ii) the Fair Market Value of a share of Stock on the business day immediately preceding the date of distribution or, if the Stock is not traded on that date, on the next preceding date on which Stock was traded; provided that issuance of any shares of Stock in accordance with this subsection 3.1(b) shall be contingent on the availability of shares of Stock under any shareholder-approved plan of the Company providing for the issuance of Stock in satisfaction of the Awards hereunder (which in no event shall be an employee stock purchase plan).”

(c) Section 3.2 is hereby amended by substituting the phrase “Target Cash Incentive Award” for the reference to “Target Incentive Award” and the phrase “Cash Incentive Award” for the reference to “Stock Award” in this Section.

(d) Section 3.6 is hereby amended by substituting the phrase “Target Cash Incentive Award” for the reference to “Target Incentive Award” in this Section.

3. Section 4.1 is hereby amended by deleting it in its entirety and inserting a new Section 4.1 to read as follows:

“4.1. Graduated Vesting and Distribution. Subject to Sections 5 and 6, the Units that result from the payout formula described in Section 3 shall be distributed (in cash, subject to Section 6.6) as follows:

(a) If LTIP EBITDA is 100% of Target LTIP EBITDA in the 2007, 2008 or 2009 fiscal year and:

(i) If the Fair Market Value of a share of Stock on the last day of the 2009 fiscal year is less than or equal to the Fair Market Value of a share of Stock on the original grant date, 100% of the Cash Incentive Award shall be paid within two and one half months of the close of the 2009 fiscal year; or

(ii) If the Fair Market Value of a share of Stock on the last day of the 2009 fiscal year is greater than the Fair Market Value of a share of Stock on the original grant date:

(A) The number of Units with a value on the last day of the 2009 fiscal year equivalent to the value of the Target Cash Incentive Award on the original grant date shall be paid within two and one half months of the close of the 2009 fiscal year (i.e., the “initial payment date”) and shall be vested as of the initial payment date;

First Amendment

(B) Fifty percent (50%) of a Participant’s remaining unvested Units shall be paid within two and one half months of the close of the 2010 fiscal year and shall be vested as of such date; and

(C) The remaining fifty percent (50%) of a Participant’s unvested Units shall be paid within two and one half months of the close of the 2011 fiscal year and shall be vested as of such date.

(b) If LTIP EBITDA is 100% of Target LTIP EBITDA in the 2010 fiscal year but not in the 2007, 2008 or 2009 fiscal years, 50% of a Participant’s Units will forfeit as of the close of the 2009 fiscal year and:

(i) If the Fair Market Value of a share of Stock on the last day of the 2010 fiscal year is less than or equal to the Fair Market Value of a share of Stock on the original grant date, the remaining 50% of the Participant’s Units shall be paid within two and one half months of the close of the 2010 fiscal year; or

(ii) If the Fair Market Value of a share of Stock on the last day of the 2010 fiscal year is greater than or equal to the Fair Market Value of a share of Stock on the original grant date:

(A) The number of Units with a value on the last day of the 2010 fiscal year equivalent to the value of the Target Cash Incentive Award on the original grant date shall be paid within two and one half months of the close of the 2010 fiscal year (i.e., the “initial payment date”) and shall be vested as of the initial payment date; and

(B) The remaining unvested Units shall be paid within two and one half months of the close of the 2011 fiscal year and shall be vested as of such date.

Notwithstanding anything herein to the contrary, no distribution shall be made hereunder until after the Committee has certified the attainment of the performance goals and the amount to be paid to each Participant, but in no event later than required by Code Section 409A to avoid being treated as deferred compensation under Code Section 409A. The date as of which payment is made in accordance with this Section 4.1 is referred to herein as the “initial payment date” or “payment date”, as applicable.”

4. Section 5 is hereby amended as follows:

(a) The phrase “Target Cash Incentive Award” shall be substituted for each reference to “Target Incentive Award” and the phrase “Cash Incentive Award” shall be substituted for each reference to “Stock Award” in this Section.

First Amendment

(b) Subsection 5.2(b) is amended by deleting it in its entirety and inserting the following new subsection (b) to read as follows:

“(b) Retirement, Disability, Voluntary Termination for Good Reason or Involuntary Termination without Cause. In the event that, after the initial payment date but prior to the payment date of the remaining unvested portion of his or her Cash Incentive Award, a Participant (i) is or becomes eligible to retire (as defined in subsection 5.2(a) above), (ii) terminates his or her employment due to a permanent and total disability (as defined in the written Company Human Resources Policy) that occurs while employed by the Company or a Subsidiary, (iii) voluntarily terminates for Good Reason (as defined in subsection 5.2(a) above), or (iv) is involuntarily terminated on account of job elimination (rather than poor performance) and without Cause (as defined in subsection 5.2(a) above), subject to Section 6, below, such Participant shall be entitled to a distribution of such remaining unvested Cash Incentive Award, if any, that would otherwise be payable to the Participant under Sections 3.1 and 4.1 above, without pro-ration, on the first date after the initial payment date that an event described in clause (i), (ii), (iii) or (iv) herein occurs (“vesting date”); provided, however, that in no event shall a Participant become vested hereunder unless as of such an event, the Participant had been employed by one or more of the Company, Sears Holdings Management Corporation, Sears, Roebuck and Co., Kmart Holding Corporation or one of their Subsidiaries, for at least twelve (12) months of the Performance Period applicable to such individual. Such remaining Cash Incentive Award will be payable within two and half months after such vesting date.”

5. Section 6 is hereby amended as follows:

(a) Section 6.1 by deleting it in its entirety and inserting a new Section 6.1 to read as follows:

“6.1. Source of Awards. In the case of Awards under the LTIP that are settled in shares of Stock, such shares shall be distributed under a stock plan adopted by the Company and approved by the shareholders thereof that provides for the issuance of Stock in satisfaction of Awards hereunder, (which in no event shall be an employee stock purchase plan.) In the event of any conflict between this document and such stock plan, the provisions of the stock plan shall govern.”

(b) Section 6.6 by deleting it in its entirety and inserting a new Section 6.6 to read as follows:

“6.6. Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be satisfied through cash payments, the delivery of shares of Stock, or a combination thereof, in accordance with subsection

First Amendment

3.1(b) and Section 4.1, subject in the case of settlement in shares, to the terms of the stock plan under which the Stock is issued. Satisfaction of any such obligations under an Award, which is sometimes referred to as the “settlement” of the Award, may be subject to such conditions, restrictions and contingencies as the Compensation Committee, as applicable, shall determine. Each Subsidiary shall be liable for payment of an Award due under the LTIP with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for payment of an Award shall be resolved by the Compensation Committee, as applicable.”

(c) A new Section 6.15 is added to read as follows:

“6.15. Dividend Equivalents. An Award may provide the Participant with the right to receive dividend equivalent payments with respect to Units subject to the Award as if such Units were shares of Stock, which payments shall be settled in cash. Any such settlements will be subject to the Company's by-laws and restated certificate of incorporation as well as applicable law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish. Any crediting of dividend equivalents shall be subject to such further conditions as the Committee determines are necessary to comply with the requirements of Code Section 409A.”

6. Section 9 is hereby amended by deleting subsection (a) in its entirety and inserting a new subsection (a) to read as follows:

“(a) Award. The term “Award” refers to any Target Cash Incentive Award or Cash Incentive Award, awarded under this LTIP, whether settled in cash or Stock.”

IN WITNESS WHEREOF, on behalf of the Compensation Committee, the undersigned, in accordance with a March 12, 2009 resolution referred to herein, has executed this First Amendment this 12th day of March, 2009.

SEARS HOLDINGS CORPORATION

By:	/s/ William R. Harker
Senior Vice President, Human Resources, General Counsel and Corporate Secretary